                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                      OF

                              FWB BANCORPORATION


approved and received for record by the State Department of Assessments and Taxation of Maryland April 4, 1983 at 3:26 o'clock p.m. as in conformity with law and ordered recorded.

                       --------------------------------

     Recorded in Liber 2586, 00367, one of the Charter Records of the State Department of Assessments and Taxation of Maryland.

                       --------------------------------

Bonus tax paid $490.00   Recording fee paid $20.00   Special Fee paid $
                                                                       -------

                       --------------------------------

To the Clerk of the Court of Montgomery County

     IT IS HEREBY CERTIFIED, that the within instrument, together with all Indorsements thereon, has been received, approved and recorded by the State Department of Assessments and Taxation of Maryland.

     AS WITNESS my hand and seal of the said Department at Baltimore.

                              FWB BANCORPORATION

                           ARTICLES OF INCORPORATION

     FIRST: THE UNDERSIGNED, Leonard A. Sloan, whose address is 12500 Lincolnshire Drive, Potomac, Maryland 20854, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

     SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                              FWB BANCORPORATION

     THIRD: The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

          (1) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm, organization, association or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, or issued or created by the United States of America or any state or commonwealth thereof of any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to posses and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

          The term "securities" as used in this Article shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional undivided interests in oil, gas or other mineral rights, or, in general, any interests or instruments commonly known as "securities" or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase, any of the foregoing.

          (2) To engage in any one or more businesses or transactions, or to acquire all of any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

     The forgoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

     FOURTH: The present address of the principal office of the Corporation in this State is 1800 Rockville Pike, Rockville, Maryland 20852.

     FIFTH: The name and address of the resident agent or the Corporation in this State is First Women's Bank of Maryland, 1800 Rockville Pike, Rockville, Maryland 20852. Said resident agent is a Maryland corporation.

     SIXTH: The total number of shares of stock of all classes which the corporation has authority to issue is 1,000,000 shares of Common Stock (par value $10 per share), amounting to aggregate par value to $10,000,000.

     SEVENTH: The number of directors of the Corporation shall be fifteen, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who will serve until the first annual meeting and until their successors are elected and qualify are as follows:

          Sondra D. Bender         Judith R. Cohen
          Evelyn R. Coppersmith    Melvyn J. Estrin
          Angelo R. Giudice        Eve R. Grover
          Gloria G. Haft           Lelia E. Imas
          Anne S. Klein            Walter H. Layman
          Francine G. Levinson     Nella C. Manes
          Avis Y. Pointer          Joan H. Schonholtz
          Leonard A. Sloan         Bruce C. Winston

     EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

          (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

          (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

          (3) The Board of Directors shall have power from time to time and in its sole discretion to determine in accordance with sound accounting practice, what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and to what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

          (4) A contract or other transaction between the Corporation and any of its directors or between the Corporation and any other corporation, firm or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely because of any one or more of the following: the common directorship or interest; the presence of the director at the meeting of the Board of Directors which authorizes, approves or ratifies the contract or transaction; or the counting of the vote of the director for the authorization, approval or ratification of the contract or transaction. This section applies if:

               (a) the fact of the common directorship or interest is disclosed or known to: the Board of Directors and the Board authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm, or other entity; or

               (b) the contract or transaction is fair and reasonable to the Corporation.

     Common or interested directors or the stock owned by them or by an interested corporation, firm, or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved or ratified. If a contract or transaction is not authorized, approved or ratified in one of the ways provided for in clause (a) of the second sentence of this Section, the person asserting the validity of the contract or transaction bears the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved or ratified. The procedures in this Section do not apply to the fixing by the Board of Directors of reasonable compensation for a director, whether as a director or in any other capacity.

     (5) The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

     (6) The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise; but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting.

          The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or in reference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

     NINTH: The duration of the Corporation shall be perpetual.



     IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on April 4, 1983.

WITNESS:


 /s/ Fritz W. Davis                           /s/ Leonard A. Sloan
 ------------------                           --------------------
                                                  Leonard A. Sloan

                          ARTICLES OF SHARE EXCHANGE

                                    BETWEEN

              FIRST WOMEN'S BANK OF MARYLAND, INC. (MD Trust Co.)
                                               Acquired Corp
                                      AND

                 FWB BANCORPORATION (MD CORP)  Acquiring Corp


Received for record August 9, 1983 at 12:05 p.m. and recorded on Film No. 2609 Frame No. 3093 one of the charter records of the State Department of Assessments and Taxation of Maryland.



To the clerk of the Circuit Court of Montgomery County

AA No. 19245



Recording Fee Paid  $20.00

                          ARTICLES OF SHARE EXCHANGE

                                    BETWEEN

                        FIRST WOMEN'S BANK OF MARYLAND
                          (a Maryland trust company)

                                      AND

                              FWB BANCORPORATION
                           (a Maryland corporation)

     FIRST WOMEN'S BANK OF MARYLAND, a trust company duly organized and existing under the laws of the State of Maryland (the "Bank"), and FWB BANCORPORATION, a corporation duly organized and existing under the laws of the State of Maryland (the "Corporation"), do hereby certify that:

     FIRST: The Corporation agrees to acquire all of the issued and outstanding stock of the Bank, and the Bank agrees to have such stock acquired by the Corporation, in a Statutory share exchange.

     SECOND: The name and place of incorporation of each party to these Articles are First Women's Bank of Maryland, a Maryland trust company, and FWB Bancorporation, a Maryland corporation. The Corporation is acquiring the stock of the Bank in the share exchange. THIRD: The bank has its principal office in Montgomery County, Maryland. The Corporation has its principal office in Montgomery County, Maryland.

     FOURTH: The terms and conditions of the transaction set forth in these Articles were advised, authorized, and approved by each corporation party to these Articles in the manner and by the vote required by its Charter and the laws of Maryland. The manner of approval was as follows:

          (a) The Board of Directors of the Bank, at a meeting held on April 5, 1963, adopted a resolution which declared that the proposed share exchange was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the proposed share exchange be submitted for consideration at a special meeting of the stockholders of the Bank.

          (b) The Board of Directors of the Corporation at a meeting held on April 5, 1983, adopted a resolution approving the proposed share exchange on substantially the terms and conditions set forth or referred to in the resolution.

          (c) Notice which stated that a purpose of the meeting was to act on the proposed share exchange was given by the Bank as required by law to each of its stockholders entitled to vote on the proposed share exchange.

          (d) The proposed share exchange was approved by the stockholders of the Bank at a special meeting of stockholders held August 8, 1983, by the affirmative vote of two-thirds of all votes entitled to be cast on the matter.

     FIFTH: The total number of shares which the Bank has authority to issue is 250,000 shares of Common Stock (par value $10.00 per share), the aggregate par value of which shares if $2,500,000.

     SIXTH: The manner and basis of exchanging the stock of the Bank to be acquired for the stock to be issued by the Corporation, the successor, are as follows :

          (a) On the effective date of the share exchange, each stockholder of the Bank shall cease to be a stockholder of the Bank, and the ownership of all of the issued and outstanding Common Stock of the Bank shall vest in the Corporation automatically without any physical transfer or deposit or certificates representing such shares.

          (b) Certificates representing issued and outstanding Common Stock of the Bank shall on the effective date of the share exchange, represent an equal number of issued and outstanding shares of Common Stock of the Corporation.

     SEVENTH: The share exchange shall become effective upon acceptance for record by the Maryland State Department of Assessments and Taxation of these Articles.

     IN WITNESS WHEREOF, the Bank and the Corporation have caused these Articles of Share Exchange to be duly executed and their corporate seals to be hereunto affixed and attested as of 8th day of August 1983.

ATTEST                             FIRST WOMEN'S BANK OF MARYLAND
------


/s/ Avis Y. Pointer                By:  /s/ Eve R. Grover
--------------------------              ---------------------------
Avis Y. Pointer, Secretary              Eve R. Grover, President


ATTEST                             FWB CORPORATION
------


/s/ Avis Y. Pointer                By:  /s/ Melvyn J. Estrin
--------------------------              ---------------------------
Avis Y. Pointer, Secretary              Melvyn J. Estrin, President


     THE UNDERSIGNED, Eve R. Grover, the President of FIRST WOMEN'S BANK OF MARYLAND, and Melvyn J. Estrin, the President of FWB BANCORPORATION, who executed on behalf of said corporations the foregoing Articles of Share Exchange, of which this certificate is made a part, hereby acknowledge in the name and on behalf of said corporations, the foregoing Articles of Share Exchange to be the corporate act of said corporations, and further certifies that, to the best of their knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof by such corporations are true in all material respects under the penalties of perjury.


                                        /s/ Eve R. Grover
                                        ---------------------------
                                        Eve R. Grover
                                        President of First Women's
                                        Bank of Maryland





                                        /s/ Melvyn J. Estrin
                                        ---------------------------
                                        Melvyn J. Estrin
                                        President of FWB
                                        Bancorporation

                            CERTIFICATE OF APPROVAL

     The foregoing Articles of Share Exchange between FIRST WOMEN'S BANK OF MARYLAND and FWB BANCORPORATION are hereby approved on August 9, 1983.




                                        /s/ Charles R.Georgius
                                        ---------------------------
                                        Deputy Bank Commissioner

                             ARTICLES OF AMENDMENT

                                      OF

                              FWB BANCORPORATION


approved and received for record by the State Department of Assessments and Taxation of Maryland June 7, 1984 at 1:19 o'clock P.M. as in conformity with law and ordered recorded

                          ---------------------------

     Recorded in Liber 2653, folio 000661, one of the Charter Records of the State Department of Assessments and Taxation of Maryland.

                          ---------------------------

Bonus tax paid $        Recording fee paid $20.00 Special Fee paid $
                ------                                              ------


                          ---------------------------


To the clerk of the Circuit Court of Montgomery County

     IT IS HEREBY CERTIFIED, that the within instrument, together with all Indorsements thereon, has been received, approved and recorded by the State Department of Assessments and Taxation of Maryland.

     AS WITNESS my hand and seal of the said Department at Baltimore

                              FWB BANCORPORATION
                               ----------------
                             ARTICLES OF AMENDMENT
                     (Under Sections 2-602, 2-604, 2-607)
                               ----------------

     FWB BANCORPORATION, a Maryland corporation having its principal office in

Montgomery County, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

     FIRST: The Articles of Incorporation of the Corporation are hereby amended
     -----
by changing ARTICLE SIXTH thereof to read as follows:

          "SIXTH: The total number of shares of stock of all classes which the Corporation has authority to issue is 1,250,000 shares of Common Stock (par value $8.00 per share), amounting to aggregate par value of $10,000,000."

     SECOND: Prior to the aforesaid amendment, the authorized capital stock of
     ------
the Corporation was as follows:
                                         Aggregate
     Class     Number         Par Value  Par Value
     ------    ---------      ---------  -----------

     Common    1,000,000      $10.00     $10,000,000

     THIRD: The Board of Directors of the Corporation, at a Special Meeting held
     -----
on April 17, 1984, unanimously adopted the Resolution amending Article Sixth of the Articles of Incorporation and deemed that the Resolution was advisable,

which was subsequently approved by the Stockholders at a meeting held on May 29,

1984.

     IN WITNESS WHEREOF, FWB BANCORPORATION, has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary, who do hereby certify under penalties of perjury that the aforesaid Amendment is a duly authorized act of the Corporation, this 4th day of June 1984.


ATTEST                                  FWB BANCORPORATION
------                                  ------------------



/s/ Sharon Weedy                        By:  /s/ Melvyn J. Estrin
---------------------------------            ---------------------------
Sharon Weedy, Assistant Secretary            Melvyn J. Estrin, President

                             ARTICLES OF AMENDMENT

                                      OF

                              FWB BANCORPORATION



APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND May 7, 1987 at 9:02 O'CLOCK am. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED

                              -----------------------

   ORGANIZATION AND           RECORDING      SPECIAL
CAPITALIZATION FEE PAID       FEE PAID       FEE PAID

$                             $  20         $
 ---------------               -------       -------


                              -----------------------

TO THE CLERK OF THE COURT OF Montgomery County

     IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT TOGETHER WITH ALL

INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE

DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

                                                STATE DEPARTMENT OF ASSESSMENTS
                                                         AND TAXATION
                                                     APPROVED FOR RECORD
                                                      5/7/87 AT 9:02 a.m.


                              FWB BANCORPORATION
                               ----------------
                             ARTICLES OF AMENDMENT
                     (Under Sections 2-602, 2-604, 2-607)
                               ----------------

     FWB BANCORPORATION, a Maryland corporation having its principal office in

Montgomery County, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

     FIRST: The Articles of Incorporation of the Corporation are hereby amended
     -----
by changing ARTICLE SIXTH thereof to read as follows:

          "SIXTH: The total number of shares of stock of all classes which the Corporation has authority to issue is 2,500,000 shares of Common Stock (par value $4.00 per share), amounting to aggregate par value of $10,000,000."

     SECOND: Prior to the aforesaid amendment, the authorized capital stock of
     ------
the Corporation was as follows:

                                                  Aggregate
     Class          Number         Par Value      Par Value
     -----          ------         ---------      ---------

     Common         1,250,000      $8.00          $10,000,000

     THIRD: The Board of Directors of the Corporation, at a Special Meeting held
     -----
on March 24, 1987, unanimously adopted the Resolution amending Article Sixth of the Articles of Incorporation and deemed that the Resolution was advisable,

which was subsequently approved by the Stockholders at a meeting held on April

28, 1987.

     IN WITNESS WHEREOF, FWB BANCORPORATION, has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary, who do hereby certify under penalties of perjury that the aforesaid Amendment is a duly authorized act of the Corporation, this 5th day of May 1987.

ATTEST                                  FWB BANCORPORATION
------                                  ------------------



/s/ Ellen M. Prete                      By:  /s/ Leonard A. Sloan
-----------------------------------          -------------------------------
Ellen M. Prete, Assistant Secretary              Leonard A. Sloan, President


(Corporate Seal)

                             ARTICLES OF AMENDMENT
                                      OF
                              FWB BANCORPORATION




APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND September 14, 1988 at 8:15 O'CLOCK a.m. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                          ----------------------

   ORGANIZATION AND       RECORDING     SPECIAL
CAPITALIZATION FEE PAID   FEE PAID      FEE PAID

$                         $  20        $
 -------------             -------      -------


                          ----------------------

TO THE CLERK OF THE COURT OF Montgomery County

     IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

               RETURN TO:
               MARY C. FEATHERSTON
               1101 17TH STREET, N.W.
               SUITE 1205
               WASHINGTON, DC  20036

                              FWB BANCORPORATION
                               ----------------
                             ARTICLES OF AMENDMENT
                     (Under Sections 2-602, 2-604, 2-607)
                               ----------------

     FWB BANCORPORATION, a Maryland corporation having its principal office in

Montgomery County, Maryland (hereinafter called the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation that:

     FIRST: The Articles of Incorporation of the Corporation are hereby amended
     -----
to amend Article EIGHTH by repealing paragraph (5) of that Article, and renumbering paragraph (6) of that Article to become paragraph (5); and

     SECOND: The Articles of Incorporation of the Corporation are hereby further
     ------
amended by adding Article TENTH thereto, which Article is to read in its entirety as follows:

          TENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Articles of Incorporation or By-Laws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     THIRD: The Articles of Incorporation of the Corporation are hereby further
     -----
amended by adding Article ELEVENTH thereto, which Article is to read in its entirety as follows:

          ELEVENTH: To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination as to the ultimate entitlement of the individual to be indemnified, shall pay or reimburse reasonable expenses in advance of final deposition of a proceeding to (i) any individual who is a present or former director or officer of the Corporation, or (ii) any individual who serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director or officer of such corporation or as a partner or trustee of such partnership, joint venture, trust or employee benefit plan at the request of the Corporation. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provisions of the By-Laws or Articles of Incorporation of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     FOURTH: The Board of Directors of the Corporation, by a Unanimous Consent
     ------
in Lieu of Special Meeting held on May 5, 1988, unanimously adopted the

Resolution amending Article EIGHTH and adding Articles TENTH and ELEVENTH of the

Articles of Incorporation and deemed that the Resolution was advisable, which was subsequently approved by the Stockholders at a meting held on May 24, 1987.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its president and its corporate seal to be hereunto affixed and attested by its Secretary, who do hereby certify under penalties of perjury that the aforesaid Amendment is a duly authorized act of the Corporation, this 25th day of May, 1988.


ATTEST                                  FWB BANCORPORATION
------                                  ------------------



/s/ Ellen M. Prete                      By:  /s/ Leonard A. Sloan
-----------------------------------          ---------------------------
Ellen M. Prete, Assistant Secretary          Leonard A. Sloan, President


(Corporate Seal)

                             ARTICLES OF AMENDMENT
                                      OF
                              FWB BANCORPORATION


APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND April 22, 1993 at 8:53 O'CLOCK a.m. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                            ----------------------

   ORGANIZATION AND       RECORDING     SPECIAL
CAPITALIZATION FEE PAID   FEE PAID      FEE PAID

$                         $  20         $
 --------------            -------      -------


                          ---------------------------
                                   D1541101


TO THE CLERK OF THE COURT OF MONTGOMERY COUNTY

     IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED
BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

               RETURN TO:
               FWB Bank
               ATTN Kimperly Yashek
               P.O. Box 2022
               Rockville, MD  20852-1624

                              FWB BANCORPORATION

                             ARTICLES OF AMENDMENT

     FWB BANCORPORATION, a Maryland corporation having its principal office in Montgomery County, Maryland (hereinafter called the "Corporation") hereby certifies to the Maryland State Department of Assessments and Taxation that:

     FIRST: The Articles of Incorporation of the Corporation are hereby amended
     -----
to amend Article SIXTH by replacing it to read in its entirety as follows:

          SIXTH: The total number of shares of stock of all classes which the corporation has authority to issue its 2,000,000 shares of Convertible Cumulative Participating Preferred Stock, and 7,500,000 shares of Common Stock (par value $.10 per share), amounting to aggregated par value to $750,000.

IN WITNESS WHEREOF, the Bank has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its chairman, who do hereby certify under penalties of perjury that the aforesaid Amendment is a duly authorized act of the Bank as of May 19, 1992.


ATTEST                                  FWB BANCORPORATION
------                                  ------------------



/s/ Joan H. Schonholtz                  By:  /s/ Steven K. Colliatie
----------------------                  ----------------------------
Joan H. Schonholtz                      Steven K. Colliatie
Chairman of the Board                   President & CEO

                              FWB BANCORPORATION

                             ARTICLES OF AMENDMENT

     FWB Bancorporation, a Maryland corporation having its principal office in the City of Rockville, Montgomery County, Maryland (the "Corporation"), hereby certifies to the State Department of Taxation and Assessments that:

     FIRST:    The Charter of the Corporation is hereby amended as follows:

     (1) Article SECOND of the Charter is amended to read in its entirety as follows:

     SECOND: The name of the corporation (hereinafter referred to as the "Corporation") is: "GrandBanc, Inc.".

     (2) Article SIXTH of the Charter is amended to read in its entirety as follows:

     SIXTH: The total number of shares of stock of all classes that the Corporation has authority to issue is twenty two million five hundred thousand shares (22,500,000), consisting of twenty million (20,000,000) shares of common stock, par value $.10 per share, and two million five hundred thousand (2,500,000) shares of preferred stock, par value $.01 per share, amounting in aggregate par value to two million twenty five thousand dollars ($2,025,000).

     The shares of authorized common stock of the Corporation shall be identical in all respects and shall have equal rights and privileges.

     The Board of Directors, by action of a majority of the full Board of Directors, shall have the authority to issue the shares of preferred stock from time to time on such terms as it may determine, and to divide the preferred stock into one or more classes or series, and, in connection with the creation of such classes or series to fix by resolution or resolutions the designations, voting powers, preferences, participation, redemption, sinking fund, conversion, dividend, and other optional or special rights of such classes or series, and the qualifications, limitations or restrictions thereof.

     (3) Article EIGHTH of the Charter is amended to add a new Section 6, reading in its entirety as follows:

     (6) A. Nominations for the election of directors to be taken up at any annual meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nomination where such stockholder does not seek to have such nomination included in the proxy materials prepared by the Corporation, such stockholder shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than ninety (90) days before the first anniversary of the prior year's annual meeting, provided, however, that if the meeting is advanced by more than thirty (30) days from the anniversary of the prior year's meeting, then said stockholder shall give notice in the aforesaid manner by the later of sixty (60) days prior to the date of the annual meeting or ten (10) days after the date on which notice of the meeting is first given to stockholders. Where directors are to be elected at a special meeting of stockholders, stockholder nominations must be received not later than ten (10) days after notice of the meeting is first given to stockholders.

     Each such notice given by a stockholder with respect to nominations for election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of stock of the Corporation that are beneficially owned by each such nominee; (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and a description of any arrangements, understandings or agreements between the stockholder and any proposed nominee or other person with respect to the nomination or election of any nominee; and (v) as to the stockholder giving such notice (a) his name and address as they appear on the Corporation's books; and (b) the class and number of shares of the Corporation that are beneficially owned by the stockholder. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     B. Proposals for any new business to be taken up at any annual meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such proposal where such stockholder does not seek to have such proposal included in the proxy materials prepared by the Corporation, such stockholder shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than ninety
(90) days before the first anniversary of the prior year's annual meeting, provided, however, that if the meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the prior year's meeting, then said stockholder shall give notice in the aforesaid manner by the later of sixty (60) days prior to the date of the annual meeting or ten (10) days after the date on which notice of the meeting is first given to stockholders. No business shall be taken up at any special meeting of stockholders other than that set forth in the notice of meeting.

     Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by such stockholder; (iv) a description of any arrangements, understandings, or agreements between the stockholder and any other person with respect to the proposal; and (v) any material interest of the stockholder in such business. Notwithstanding anything in these Articles to the contrary, no business proposed by a stockholder shall be conducted at the meeting except in accordance with the procedures set forth in this paragraph (6) of Article EIGHTH.

     C. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

     D. For purposes of this Section (6), notice is deemed to be first given to stockholders as of the earlier of the date definitive proxy materials with respect to the meeting are filed with the Securities and Exchange Commission, and the date on which the date of the meeting is first made public by press release or letter to stockholders.

     (4) Article Eighth of the Charter is amended to add a new Section 7, reading in its entirety as follows:

     (8) In the event the board of directors shall evaluate a business combination, the directors shall consider, among other things, the following factors: the effect of the business combination on the Corporation and its subsidiaries, and their respective stockholders, employees, customers and the communities which they serve; the timing of the proposed business combination; the risk that the proposed business combination will not be consummated; the reputation, management capability and performance history of the person proposing the business combination; the current market price of the Corporation's capital stock; the relation of the price offered to the current value of the Corporation in a freely negotiated transaction and in relation to the directors' estimate of the future value of the Corporation and its subsidiaries as an independent entity or entities; tax consequences of the business combination to the Corporation and its stockholders; and such other factors deemed by the directors to be relevant. In such considerations, the board of directors may consider all or certain of such factors as a whole and may or may not assign relative weights to any of them. The foregoing is not intended as a definitive list of factors to be considered by the board of directors in the discharge of their fiduciary responsibility to the Corporation and its stockholders, but rather to guide such consideration and to provide specific authority for the consideration by the board of directors of factors which are not purely economic in nature in light of the circumstances of the Corporation and its subsidiaries at the time of such proposed business combination.

     SECOND:   The foregoing amendments were advised by the Board of Directors of the corporation and approved by the stockholders of the corporation.

     THIRD:    Immediately prior to the adoption of the foregoing amendments, the Corporation was authorized to issue nine million five hundred thousand (9,500,000) shares of stock, seven million five hundred thousand (7,500,000) of which are common stock, par value $.10 per share, and two million (2,000,000) of which are convertible cumulative participating preferred stock, without par value, having an aggregate par value of seven hundred and fifty thousand dollars ($750,000).

     Following such amendments, the Corporation is authorized to issue twenty two million five hundred thousand shares (22,500,000), consisting of twenty million (20,000,000) shares of common stock, par value $.10 per share, and two million five hundred thousand (2,500,000) shares of preferred stock, par value $.01 per share. having an aggregate par value of two million twenty five thousand dollars ($2,025,000).

     The convertible cumulative participating preferred stock was eliminated from the Charter. The preferred stock is issuable in one or more classes or series, with such designations, voting powers, preferences, participation, redemption, sinking fund, conversion, dividend, and other optional or special rights, and such qualifications, limitations or restrictions as the Board of Directors may fix in the resolution creating such class or series.

     The undersigned officers of FWB Bancorporation hereby acknowledge under penalties of perjury that the foregoing Articles of Amendment constitute the corporate act of said corporation.


ATTEST:   [SEAL]



/s/ David L. Erickson                        /s/ Steven K. Colliatie
----------------------------                 -----------------------
David L. Erickson, Secretary                 Steven K. Colliatie,
                                             President and CEO